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                                                                     EXHIBIT 3.8
                                STATE OF INDIANA

                            ARTICLES OF ORGANIZATION
                    OF A DOMESTIC LIMITED LIABILITY COMPANY


                                   ARTICLE I


     The name of the limited liability company is:

         LASERWELD INTERNATIONAL, L.L.C.


                                   ARTICLE II


     The duration of the limited liability company is thirty (30) years from the date of filing of these Articles of Organization.


                                  ARTICLE III


     1. The address of the registered office is:

        One North Capitol
        Indianapolis, Indiana  46204

     2. The mailing address of the registered office if different than above:

        ------------------
                              , Indiana
        ---------------------          ---------


     3. The name of the resident agent at the registered office is:

        C T Corporation


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     Signed this 20th day of October, 1995



                                             By:
                                                 -------------------------------
                                                 (Signature)

                                                 -------------------------------
                                                 (Type or Print Name and Title)



Prepared by:

MICHAEL J. SAUER
BRAUN KENDRICK FINKBEINER P.L.C.
812 Second National Bank Building
Saginaw, MI  48607
(517) 753-3461




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